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                                                                    EXHIBIT i



                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                 [LETTERHEAD]


                              September 1, 1998




Time Horizon Funds
400 Bellevue Parkway
Wilmington, Delaware 18809

Gentlemen and Ladies:

        We hereby consent to the reference to our name under the heading "General Information -- Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 6 to the registration statement on Form N-1A for Time Horizon Funds (File No. 33-91448 and 811-9024) and to the filing of this consent as an exhibit to the registration statement.

                                Very truly yours,

                                VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                By:     /s/Cathy G. O'Kelly

                                        Cathy G. O'Kelly

COK:ema